Exhibit 4.10

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of                         , 2004 (this “Instrument”), among Bank One Corporation, as the sponsor and the sole holder of common securities (the “Common Securityholder”) of each of the Delaware statutory trusts set forth on Exhibit A attached hereto (the “Trusts”), J. P. Morgan Chase & Co., a Delaware corporation, as successor to Bank One Corporation as the sponsor and the sole holder of common securities of the Trusts (the “Successor”), JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), a New York banking corporation (the “Resigning Institutional Trustee”), The Bank of New York, a New York banking corporation (the “Successor Institutional Trustee”), Chase Manhattan Bank USA, National Association (formerly known as Chase Manhattan Bank Delaware), a national banking association (the “Resigning Delaware Trustee”), The Bank of New York (Delaware), a Delaware banking corporation (the “Successor Delaware Trustee”), and each of the Trusts.

W I T N E S S E T H

WHEREAS, pursuant to an Amended and Restated Declaration of Trust of each Trust (each, a “Declaration of Trust” and collectively, the “Declarations of Trust”), the Common Securityholder is the sponsor and the sole holder of common securities of each of the Trusts;

WHEREAS, the Resigning Institutional Trustee is the Institutional Trustee of each of the Trusts, and the Resigning Delaware Trustee is the Delaware Trustee of each of the Trusts;

WHEREAS, the Successor and the Common Securityholder have entered into an Agreement and Plan of Merger, dated as of January 14, 2004, which contemplates the merger of the Common Securityholder into the Successor, with the Successor as the surviving entity (the “Merger”);

WHEREAS, upon the effectiveness of the Merger, the Resigning Institutional Trustee and the Resigning Delaware Trustee will be subsidiaries of the Successor;

WHEREAS, the Resigning Institutional Trustee and the Resigning Delaware Trustee desire to resign from the Trusts as trustees of the Trusts;

WHEREAS, the Common Securityholder desires to appoint the Successor Institutional Trustee and the Successor Delaware Trustee as trustees of the Trusts;

WHEREAS, the Resigning Institutional Trustee desires to transfer to, and the Successor Institutional Trustee desires to succeed to, the role of the Resigning Institutional Trustee;

WHEREAS, the Resigning Delaware Trustee desires to transfer to, and the Successor Delaware Trustee desires to succeed to, the role of the Resigning Delaware Trustee;

WHEREAS, the Successor Institutional Trustee is qualified and eligible to act as Institutional Trustee under Section 5.3 of each Declaration of Trust;

WHEREAS, the Successor Institutional Trustee is willing to accept, pursuant to Section 5.7(c)(1)(a) of each Declaration of Trust, its succession as Institutional Trustee under each Declaration of Trust;

WHEREAS, the Successor Delaware Trustee is qualified and eligible to act as Delaware Trustee under Section 5.2 of each Declaration of Trust; and

WHEREAS, the Successor Delaware Trustee is willing to accept, pursuant to Section 5.7(c)(ii) of each Declaration of Trust, its succession as Delaware Trustee under each Declaration of Trust.

NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

ARTICLE I—RESIGNATION, APPOINTMENT AND SUCCESSION

1.1.    Pursuant to Section 5.7(a)(ii) of each Declaration of Trust, the Common Securityholder and the Successor hereby appoint the Successor Institutional Trustee and the Successor Delaware Trustee as trustees of each of the Trusts. The Successor Institutional Trustee and the Successor Delaware Trustee hereby accept such appointments and agree to be trustees of each of the Trusts pursuant to the Declarations of Trust and to be bound by all the terms and provisions of the Declarations of Trust.

1.2.    Immediately following the appointment by the Common Securityholder and the Successor of the Successor Institutional Trustee and the Successor Delaware Trustee as trustees of the Trusts pursuant to Section 1.1 hereof, pursuant to Section 5.7(c) of each Declaration of Trust, each of the Resigning Institutional Trustee and the Resigning Delaware Trustee hereby resigns as a trustee of each of the Trusts.

1.3.    The Successor Institutional Trustee hereby represents that it is qualified and eligible to act as Institutional Trustee of each of the Trusts under Section 5.3 of each Declaration of Trust.

1.4.    The Successor Delaware Trustee hereby represents that it is qualified and eligible to act as Delaware Trustee of each of the Trusts under Section 5.2 of each Declaration of Trust. In lieu of the representations and warranties set forth in Section 13.2(a) of each Declaration of Trust, the Successor Delaware Trustee hereby represents and warrants to each of the Trusts and the Sponsor of each of the Trusts that:

(a)    The Successor Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, each Declaration of Trust.

1.5.    The Resigning Institutional Trustee hereby conveys, assigns and transfers to the Successor Institutional Trustee, and to its successors and assigns, upon the trusts expressed in each Declaration of Trust, all the rights, powers, trusts and duties of the Resigning Institutional Trustee as trustee, under and pursuant to each Declaration of Trust, and all property and money held by the Resigning Institutional Trustee as trustee under each Declaration of Trust.

1.6.    The Resigning Delaware Trustee hereby conveys, assigns and transfers to the Successor Delaware Trustee, and to its successors and assigns, upon the trusts expressed in each Declaration of Trust, all the rights, powers, trusts and duties of the Resigning Delaware Trustee as trustee, under and pursuant to each Declaration of Trust, and all property and money held by the Resigning Delaware Trustee as trustee under each Declaration of Trust.

1.7.    The Resigning Institutional Trustee hereby represents that, at the time the Successor Institutional Trustee’s succession becomes effective, it will hold no monies or other property as trustee under each Declaration of Trust.

1.8.     The Resigning Delaware Trustee hereby represents that, at the time the Successor Delaware Trustee’s succession becomes effective, it will hold no monies or other property as trustee under each Declaration of Trust.

1.9.    The Successor Institutional Trustee hereby accepts succession as Institutional Trustee under each Declaration of Trust, subject to all trusts, conditions and provisions of each Declaration of Trust, and accepts, upon the trusts expressed in each Declaration of Trust, all the rights, powers, trusts and duties of the Resigning Institutional Trustee as Institutional Trustee under and pursuant to each Declaration of Trust and agrees to be bound by all the terms of each Declaration of Trust.

1.10.    The Successor Delaware Trustee hereby accepts succession as Delaware Trustee under each Declaration of Trust, subject to all trusts, conditions and provisions of each Declaration of Trust, and accepts, upon the trusts expressed in each Declaration of Trust, all the rights, powers, trusts and duties of the Resigning Delaware Trustee as Delaware Trustee under and pursuant to each Declaration of Trust and agrees to be bound by all the terms of each Declaration of Trust.

1.11.    It is understood and agreed by the parties hereto that:

(a) this Instrument does not constitute (i) a waiver by any Trust, the Common Securityholder or the Successor of any obligation or liability which the Resigning Institutional Trustee may have incurred in connection with its serving as Institutional Trustee under each Declaration of Trust, (ii) a waiver by any Trust, the Common Securityholder or the Successor of any obligation or liability which the Resigning Delaware Trustee may have incurred in connection with its serving as Delaware Trustee under each Declaration of Trust, (iii) an assumption by the Successor Institutional Trustee of any liability of the Resigning Institutional Trustee arising out of any action taken or any failure to act by the Resigning Institutional Trustee, in each case prior to its resignation pursuant to this Instrument, or (iv) an assumption by the Successor Delaware Trustee of any liability of the Resigning Delaware Trustee arising out of any action taken or any failure to act by the Resigning Delaware Trustee, in each case prior to its resignation pursuant to this Instrument; and

(b) this Instrument does not constitute a waiver or assignment by the Resigning Institutional Trustee or the Resigning Delaware Trustee of any compensation, reimbursement, expenses or indemnity to which they are or may be entitled pursuant to any provision of the Declarations of Trust, all of which shall survive the resignation of the Resigning Institutional Trustee and the Resigning Delaware Trustee.

1.12.    The Resigning Institutional Trustee and the Resigning Delaware Trustee shall take such further action as is reasonably requested by the Trusts, the Common Securityholder or the Successor in order to more fully carry out the purposes of this Instrument.

1.13.    By its execution hereof, each of the Trusts, the Successor and the Common Securityholder acknowledges that this Instrument, and the resignations of the Resigning Institutional Trustee and the Resigning Delaware Trustee, have been delivered to it.

1.14.    By its execution hereof, each of the Trusts, the Successor, the Common Securityholder and the Resigning Institutional Trustee acknowledges that this Instrument, and the appointment of the Successor Institutional Trustee, has been delivered to it.

1.15.    By its execution hereof, each of the Trusts, the Successor, the Common Securityholder and the Resigning Delaware Trustee acknowledges that this Instrument, and the appointment of the Successor Delaware Trustee, has been delivered to it.

ARTICLE II—MISCELLANEOUS

1.1. This Instrument shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflict of laws principles).

1.2. This Instrument may be executed by the parties hereto in separate counterparts, each of which when so executed shall be an original, but all of which when taken together shall constitute but one and the same instrument.

1.3. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the applicable Declaration of Trust.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Successor, the Common Securityholder, the Resigning Institutional Trustee, the Successor Institutional Trustee, the Resigning Delaware Trustee, the Successor Delaware Trustee and each of the Trusts have caused this Instrument to be duly executed as of the day and year first above written.

J. P. MORGAN CHASE & CO

By:
Name:
Title:

BANK ONE CORPORATION

By:
Name:
Title:

JPMORGAN CHASE BANK, as Resigning Institutional Trustee

By:
Name:
Title:

THE BANK OF NEW YORK, as Successor Institutional Trustee

By:
Name:
Title:

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Resigning Delaware Trustee

By:
Name:
Title:

THE BANK OF NEW YORK (DELAWARE), as Successor Delaware Trustee

By:
Name:
Title:

BANK ONE CAPITAL II

By:
Name:	Laurence Goldman
Title:	Administrative Trustee

BANK ONE CAPITAL III

By:
Name:	Laurence Goldman
Title:	Administrative Trustee

BANK ONE CAPITAL IV

By:
Name:	Laurence Goldman
Title:	Administrative Trustee

BANK ONE CAPITAL V

By:
Name:	Laurence Goldman
Title:	Administrative Trustee

BANK ONE CAPITAL VI

By:
Name:	Laurence Goldman
Title:	Administrative Trustee

Exhibit A

BANK ONE Capital II

BANK ONE Capital III

BANK ONE Capital IV

BANK ONE Capital V

BANK ONE Capital VI